UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                 (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12


                                 FiberCore, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                  ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 16, 2002

                                  ------------

      The Annual Meeting of Shareholders of FiberCore, Inc. (the "Company") will be held at the Ramada Inn, 624 Southbridge Street, Auburn, MA on Friday, August 16, 2002, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

   1. To elect two Class II directors for a three-year term expiring at the annual meeting in 2005;

   2. To consider and take action on the ratification of selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 2002; and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on May 31, 2002 will be entitled to receive notice of and to vote at the meeting.

      Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares are represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you attend the meeting, you can vote either in person or by your proxy. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                       Sincerely,

                                       /s/ Charles De Luca

                                       Charles De Luca
                                       Secretary

Charlton, Massachusetts
June 28, 2002

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                  ------------

                                 PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 16, 2002

                                  ------------

                               GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of FiberCore, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on August 16, 2002, at 10:00 A.M., Eastern Daylight Time, at the Ramada Inn, 624 Southbridge Street, Auburn, MA, and at any and all adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about July 19, 2002.

      At the Meeting, shareholders will be asked to vote upon: (1) the election of two Class II directors for a three-year term; (2) the ratification of the selection of independent certified public accountants for 2002; and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

      The close of business on May 31, 2002 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 61,589,533 shares of common stock, par value $.001 per share ("Common Stock").

      A majority of the outstanding shares of the Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of the Common Stock entitled to vote at the Meeting will have one vote for each share so held. Proxies submitted by brokers that do not indicate a vote for one or more of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes."

      There are differing shareholder vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Meeting, meaning the two nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two management nominees unless the proxy contains instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominee. Ratification of the auditors requires that the number of votes cast for ratification exceed those cast against ratification. Abstentions and broker non-votes will have no effect on this vote.

VOTING OF PROXIES

      If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted for the two proposals discussed in the preceding paragraph.

REVOCATION OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. A proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company, or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

      The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone or by fax if necessary in order to assure sufficient representation at the Meeting.

      Mr. Robert Lobban, Chief Financial Officer, will receive and tabulate proxies and act as inspector of election for the Meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      At the Meeting, two directors are to be elected to serve as follows: two Class II directors for a three-year term expiring at the annual meeting in 2005; and in each case until their successors are elected and qualified. The Board of Directors currently consists of six members.

      The two persons designated by the Board of Directors as nominees for election as directors at the Meeting are: Mr. Zaid Siddig and Mr. Steven Phillips.

      Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of the two nominees as directors. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board expects that each nominee named in the following table will be available for election.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

      Information about the nominees is set forth immediately below.

      NOMINEES FOR CLASS II DIRECTORS FOR THREE-YEAR TERM ENDING IN 2005


                              POSITION WITH COMPANY       YEAR FIRST ELECTED
      NAME OF NOMINEE        OR PRINCIPAL OCCUPATION          A DIRECTOR
  ----------------------    -------------------------    --------------------
      Zaid Siddig                    Director

      Steven Phillips                Director                    1995

      Mr. Siddig, 64, is a nominee for the position of director being vacated by Mr. Amin-Arsala who has resigned to assume his new position as the Vice-President of Afghanistan. Mr. Siddig was one of the founding partners and a director of Spectran Corporation from its founding in 1981 until 1991. He has been a private investor since that time. Mr. Siddig holds a masters degree in Geology from the Geology Technological University of Berlin, Germany. Mr. Siddig previously served as a director of the Company from February 1994 through December 1997. He has also previously served as a director of ALT (now DCI), which is now a subsidiary of the Company.

EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information with respect to each person who was an executive officer, director, or nominee for director of the Company as of December 31, 2001.

     NAME             AGE                         POSITION
-----------------    -----    --------------------------------------------------

Mohd A. Aslami         55     Chairman of the Board of Directors, President and
                              Chief Executive Officer

Charles De Luca        64     Director, Secretary and Member of the Management
                              Board of FCJ

Robert P. Lobban       47     Chief Financial Officer and Treasurer

Steven Phillips        56     Director and Consultant

Hedayat Amin-Arsala    60     Director

Javad K. Hassan        61     Director

Michael A. Robinson    36     Director

      Dr. Aslami is a co-founder, Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Aslami has served as Chairman and Chief Executive Officer of FiberCore Jena, the Company's wholly owned subsidiary in Germany, since 1994. Dr. Aslami also co-founded ALT in 1986, and served as its President, Chief Executive Officer and director from 1986 to 1994. Dr. Aslami received a Ph.D. in chemical engineering from the University of Cincinnati in 1974.

      Mr. De Luca is a member of the Management Board of FCJ and is a co-founder and director of the Company. Mr. De Luca also co-founded and became an Executive Vice President and director of ALT in 1986. Mr. De Luca received his MBA in marketing and business management from St. Johns University in 1974.

      Mr. Lobban joined FiberCore in April of 2001 as the Vice President of Finance and was named Chief Financial Officer and Treasurer July 27, 2001. Prior to joining the Company, Mr. Lobban was the Chief Financial Officer of a publicly held manufacturing company in Phoenix, Arizona. He has 25 years experience as a senior financial executive and spent nine years as management consultant to several Fortune 500 companies. Mr. Lobban holds a Bachelor of Science Degree in Industrial Engineering from Northeastern University and a Masters in Business Administration from the Harvard Graduate School of Business.

      Mr. Phillips became interim Chief Financial Officer and Treasurer of the Company in August 2000 and continued in that role until July 26, 2001. Mr. Phillips served as a financial consultant to the Company for many years prior to assuming the role of interim Chief Financial Officer and has resumed the role of financial consultant as of July 27, 2001. He became a director of the Company in May 1995 and became a director of ALT in May 1989. He also served as interim Chief Financial Officer for a start-up internet company and as Chief Financial Officer of the Winstar Government Securities Company L.P., a registered U.S. Government securities dealer which he co-founded. Since August 1987, Mr. Phillips has served as a director, Secretary and Chief Financial Officer of James Money Management, Inc. a private investment company.

      Mr. Amin-Arsala has held various senior positions with the World Bank for 18 years. He was in charge of World Bank operations in countries of East and South Asia, retiring in 1987. He served as the Minister of Finance for the Afghan Interim Government from 1989 to 1992, and Minister of Foreign Affairs for Afghanistan from 1993 to 1996. Since 1996, Mr. Amin-Arsala has acted in an advisory capacity to the United Nations and the United States Agency for International Development and has served on a number of governmental and non-governmental humanitarian organizations. Mr. Amin-Arsala was the Minister of Finance and Deputy Chairman of the Afghan Interim Government. He has recently assumed the position of Vice-President of Afghanistan and resigned his position as a director of the Company.

      Mr. Javad K. Hassan joined AMP Incorporated (now Tyco) in 1988 as Vice President of Technology and in 1993 was appointed Corporate Vice President, Strategic Businesses, later renamed Global Interconnect Systems Business ("GISB"), where he pioneered and deployed a strategy to take Tyco from a connector company to a global interconnection systems and solutions organization. He was named President of GISB in 1993. After retiring from Tyco in 1998, Mr. Hassan founded and is Chairman and CEO of NeST (Network Systems and Technologies), a provider of software systems and electronics design and manufacturing with over 2000 employees. He is Chairman of AM Communications, a public company providing broadband network monitoring and management systems to cable TV operators, and General Partner to MESA (Middle East and Southeast Asia) Venture Capital Fund for targeted investments in US-based technology companies. He is a member of the board of several companies and currently serves as Chairman of the Electronic Development Commission for the Government of Kerala in India. Mr. Hassan's membership on the Board of Directors of FiberCore, Inc. is not pursuant to any agreement with Tyco. Mr. Hassan received a B.S.M.E. degree from Kerala University in 1962, a Masters of Materials Science degree from the University of Bridgeport, Connecticut in 1968 and was elected an IEEE Fellow, Institute of Electrical and Electronics Engineers in 1986.

      Mr. Michael A. Robinson became a director of the Company in October 2000. Mr. Robinson is Senior Vice President and Corporate Treasurer of Tyco International Ltd., a global, diversified manufacturing and service company. Mr. Robinson was appointed Treasurer of Tyco in March 1998. Prior to this appointment, he was a Vice President in the Investment Banking Department at Merrill Lynch, focusing on conglomerate and healthcare companies. Previously, he held positions at Colgate-Palmolive and Bankers Trust Company. Mr. Robinson holds a Bachelors Degree in Accounting, summa cum laude, from Florida A&M University and a Masters of Business Administration Degree from the Graduate School of Business at Harvard University.

MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held three (3) meetings during 2001. Mr. Amin-Arsala attended one meeting, Mr. Hassan two meetings and all other directors attended all three meetings.

COMMITTEES OF THE BOARD

      In April 2000 the Board of Directors established both an Audit Committee and Compensation Committee. The board members participating in each of the committees are Michael A. Robinson, Hedayat Amin-Arsala and Javad K. Hassan. Mr. Robinson is the Chairman of both committees. All members are considered outside directors.

DIRECTORS' FEES

      The Company maintains a compensation plan for outside directors (directors who are not employees of the Company), wherein each outside director receives an initial award of 10,000 non-qualified stock options and a fee of $10,000 per year, payable quarterly, and $250 for each Board of Directors meeting or Committee of the Board meeting attended. After the first year, outside directors are awarded 5,000 stock options, which are exercisable one year from the grant date.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the year ended December 31, 2001 all of its executive officers and directors complied with the requirements of
Section 16(a), except that: Mr. Hedayat Amin-Arsala, a director of the Company, did not timely file the report on Form 4 with respect to his acquisition of 5,000 options to purchase shares of the Company's common stock. Also, Mr. Javad
K. Hassan, a director of the Company, did not timely file the report on Form 4 with respect to his acquisition of 5,000 options to purchase shares of the Company's common stock.

                    PROPOSAL 2: RATIFICATION OF THE SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has selected Deloitte & Touche LLP to act as independent accountants for the Company for the current fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. Deloitte & Touche LLP has acted as accountants for the Company since January 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if prior to the 2002 Annual Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2002 Annual Meeting will be subject to ratification by the stockholders at the 2003 Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2002.

                               ADDITIONAL INFORMATION

SECURITY OWNERSHIP

      The following table sets forth certain information regarding the ownership of the Common Stock as of May 31, 2002, with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Executive Compensation Table,
(iii) each director of the Company and (iv) all the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

                          NAME AND ADDRESS(1)                               SHARES OWNED                   % OWNED
---------------------------------------------------------------------      --------------                -----------
Mohd Aslami..........................................................         9,560,594     (2), (10)        13.3
Charles De Luca......................................................         6,269,914     (3), (10)         8.7
Steven Phillips......................................................         3,127,853     (4), (10)         4.4
Hedayat Amin-Arsala..................................................         2,317,607     (5)               3.2
Javad K. Hassan......................................................            73,333     (6)                .1
Michael A. Robinson..................................................                 0     (7)                .0
Robert P. Lobban.....................................................           110,200     (8)                .2
Tyco International Ltd...............................................        11,628,224     (9)              16.19
All directors and executive officers as a group (6 persons)..........        21,459,501                      29.9%

------------------

(1) The addresses of the persons and entities named in this table are as follows: Messrs. Aslami, De Luca, Phillips, Amin-Arsala, Lobban and Hassan, c/o FiberCore, Inc., P.O. Box 180, 253 Worcester Road, Charlton, MA 01507; Mr. Robinson and Tyco International Ltd., 9 West 57th Street, New York, New York 10022.

(2) Includes 1,389,158 shares and warrants to purchase 323,082 shares held by Dr. Aslami's wife and 1,587,569 shares held by the Ariana trust of which Dr. Aslami's wife is the trustee and his children are beneficiaries. Also includes 2,027,016 options and warrants to purchase shares of the Company held directly by Dr. Aslami, which includes 100,000 stock options granted on January 28, 2002.

(3) Includes 2,646,772 shares and warrants to purchase 323,082 shares held by Elizabeth De Luca, Mr. De Luca's wife. Also includes 756,242 options and warrants to purchase shares of the Company held directly by Mr. De Luca, which includes 25,000 stock options granted on January 28, 2002.

(4) Includes 1,691,826 options and warrants to purchase shares of the Company, which includes 34,000 stock options granted on January 28, 2002 and 1,243,712 options held by One Financial Group, Incorporated, a Company controlled by Mr. Phillips.

(5) Includes 110,499 shares held by Mr. Amin-Arsala's wife and options to acquire 18,667 shares held by Mr. Amin-Arsala, as outside director compensation.

(6) Includes options to acquire 20,000 shares held by Mr. Hassan as outside director compensation.

(7) Mr. Robinson, Senior Vice President and Corporate Treasurer of Tyco International Ltd, was elected to the Company's Board of Directors on October 12, 2000.

(8) Includes options to acquire 100,000 shares, which include 15,000 stock options granted on January 28, 2002.

(9) Of the total, 10,275,849 shares are held by Tyco Electronics Corporation and 1,352,375 shares are held by Tyco Sigma Limited. Both entities are wholly owned subsidiaries of Tyco International Ltd., a company traded on the New York Stock Exchange.

(10) Under the Guarantor Indemnification Agreement, Mohd Aslami, Steven Phillips and Charles De Luca are subject to various restrictions with regard to the sale of their common stock.

      Mr. Zaid Siddig, a nominee for the position of Director, owns 350,000 shares of the common stock of the Company as of May 31, 2002.

ARRANGEMENTS WHICH COULD RESULT IN A CHANGE OF CONTROL

      In December of 2000, the Company executed a loan agreement with Fleet National Bank. The Company's repayment obligations under the loan agreement are guaranteed (the "Guaranty") by TIGSA, a wholly owned subsidiary of Tyco International Ltd., which owns approximately 19.5% of the Common Stock, which is outstanding. In connection with the Guaranty, the Company issued to TIGSA one share of the Company's Series A Preferred Stock entitling TIGSA to certain rights and privileges. In the event the Company breaches certain covenants, TIGSA's ownership of the share entitles TIGSA to elect a number of individuals to the Registrant's board of directors sufficient to give TIGSA control of the board until the termination of the agreement pursuant to which the Company must indemnify TIGSA.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      Following is a summary of the compensation earned and/or paid to the Company's Chief Executive Officer and its most highly compensated executive officers for the last three years.

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                                      LONG TERM COMPENSATION
-------------------------------------------------------------------------------------   ---------------------------
                                                                                         RESTRICTED     SECURITIES
                                                                                           STOCK        UNDERLYING
                                     FISCAL      SALARY      BONUS      OTHER ANNUAL      AWARD(S)     OPTIONS/SARS
   NAME AND PRINCIPAL POSITION        YEAR          $          $        COMPENSATION         $              (#)
--------------------------------    --------    ---------   --------   --------------   ------------   ------------
Dr. Mohd Aslami                       2001       360,000     72,000            --              --         250,000
Chairman, Chief Executive             2000       200,000     70,000            --              --              --
Officer & President                   1999       133,334         --            --              --       1,114,644

Charles De Luca                       2001       135,000     20,000            --              --          60,000
Managing Director,                    2000       115,000     25,000            --              --              --
FiberCore Jena GmbH                   1999        76,761         --            --              --         515,296

Steven Phillips (*) interim Chief     2001       116,666     23,350            --              --          66,000
Financial Officer & Treasurer         2000        83,333     21,000            --              --              --

Robert P. Lobban (***), Chief         2001       111,903     16,500            --              --          85,000
Financial Officer and Treasurer

Michael J. Beecher (**) Chief         2000        67,083         --            --              --              --
Financial Officer & Treasurer         1999        86,250         --            --              --         408,972

------------------

(*) For the five months commencing August 1, 2000 and for seven months ended July 26, 2001. Options to purchase up to 5,000 shares of the Company's common stock were granted to Mr. Phillips as a Director of the Company in 2001.

(**)  For the seven months ended July 31, 2000.

(***) For the eight months commencing April 26, 2001. Mr. Lobban became Chief
      Financial Officer and Treasurer on July 27, 2001.

      Under an agreement dated October 1, 1998, in 1999 Dr. Aslami, Mr. De Luca and Mr. Beecher accepted salary reductions of 33.3%, 33.3%, and 25.0%, respectively and were awarded stock options for these salary reductions to purchase shares of 739,644, 425,296, and 318,972, respectively. The option exercise price is $0.1875 per share, which was the closing price on the OTC Bulletin Board on the grant date.

STOCK OPTION GRANTS

      The following table lists the options granted to the executive officers during the year ended December 31, 2001.

------------------------------------------------------------------------------------------------------------------------
                                                   INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------
   Name          Number of      % of Total    Exercise      Expiration         Potential realized        Potential
                 Securities      Options/     or base          Date            values at assumed      realized values
                 Underlying    SARs Granted   price                          annual rates of stock   at assumed annual
                  Options/     to Employees   ($/Share)                        price appreciation      rates of stock
                    SARs      in Fiscal Year                                    for option term            price
                  Granted                                                            5%($)             appreciation.
                    (#)                                                                               for option term
                                                                                                          10% ($)
------------------------------------------------------------------------------------------------------------------------
Dr. Mohd          250,000         40.0%        $4.125      Feb. 21, 2011            $648,548            $1,643,547
Aslami

------------------------------------------------------------------------------------------------------------------------
Charles De         60,000          7.7%        $4.125      Feb. 21, 2011            $155,651              $394,451
Luca

------------------------------------------------------------------------------------------------------------------------
Steven             61,000          7.8%        $4.125      Feb. 21, 2011            $158,246              $401,025
Phillips            5,000          0.6%        $5.98       July 27, 2011             $18,804               $47,653


------------------------------------------------------------------------------------------------------------------------
Robert P.          60,000          7.7%        $4.24       Apr. 26, 2011            $159,991              $405,448
Lobban             25,000          3.2%        $5.28       July 24, 2011             $83,014              $210,374
------------------------------------------------------------------------------------------------------------------------

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTIONS/SAR VALUES

      The following table lists the options/SARs exercised during the year and the options/SARs held by the executive officers that were unexercised at December 31, 2001.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                SHARES                                OPTIONS/SARS               VALUE OF UNEXERCISED
                               ACQUIRED                            AT FISCAL YEAR-END         IN-THE-MONEY OPTIONS/SARS
                             ON EXERCISE    VALUE REALIZED                (#)                     AT FISCAL YEAR-END
      NAME                       (#)              $            EXERCISABLE/UNEXERCISABLE    ($) EXERCISABLE/UNEXERCISABLE
--------------------        -------------  ----------------   ---------------------------  -------------------------------
Dr. Mohd Aslami                       0               0            1,133,891/291,666              $1,763,080/$34,375

Charles De Luca                 106,324        $389,412              445,022/70,000                $765,973/$8,250

Steven Phillips(*)                    0               0             1,369,541/45,666                 $2,930,570/0

Robert P. Lobban(**)                  0               0                 0/85,000                        $0/$0

------------------

(*) Includes options exercised and held by One Financial Group Incorporated, a company controlled by Mr. Phillips. Mr. Phillips was Interim Chief Financial Officer until July 26, 2001. 5,000 of his un-exercisable shares were granted for his services as an outside director.

(**) Robert P. Lobban became Chief Financial Officer and Treasurer on July 27, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Consulting

      On August 1, 2000, Mr. Steven Phillips assumed the role of interim Chief Financial Officer. He continued in that role through July 26, 2001, at which time he resumed his role as a consultant to the Company. Prior to July 31, 2000 and subsequent to July 26, 2001, the Company had a consulting agreement with One Financial Group Incorporated, ("OFG") a company controlled by Mr. Phillips who is also a director of the Company. OFG provided services as a financial advisor and for the period July 27 to December 31, 2001, the Company incurred costs of $119,000 in connection with services rendered by OFG. During the period from January 1 to July 31, 2000, the Company incurred costs of $116,000.

MATTERS RELATING TO THE AUDIT COMMITTEE

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee ("Committee") consists of three outside directors who are independent. The Board of Directors has determined that all members of the Committee are financially literate and that at least one member of the Committee has accounting or financial experience. The Committee operates under a Charter adopted by the Board of Directors.

      Management is responsible for the Company's internal controls and the preparation of financial statements. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report to the Company's Board of Directors and to the Stockholders of the Company on the results of this audit. It is the Committee's responsibility to monitor and oversee these activities.

      The Committee has met and held discussions with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors throughout the year. The Committee discussed with Deloitte the results of Deloitte's examination of the Company's consolidated financial statements for the year ended December 31, 2001, its evaluation of the Company's internal controls, and its assessment of the overall quality of the Company's financial controls. Management has represented to the Committee that the Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the consolidated financial statements with management and Deloitte. The Committee also discussed matters with Deloitte related to the financial reporting process, which are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      Audit Fees: The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $351,000.

      Financial Information Systems Design and Implementation Fees: There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

      All Other Fees: The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were approximately $252,000. These fees were primarily related to tax services and registration statements.

      Deloitte provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has met with Deloitte and reviewed and discussed Deloitte's independence. The Audit Committee also considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

      Based on the Committee's discussions with management and Deloitte, the Committee's review of the representations of management, and the report of Deloitte to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Committee also recommended the retention of Deloitte as independent auditors of the Company for fiscal year 2002.

      The members of the Committee are Michael A. Robinson, the Committee's Chairman, Hedayat Amin- Arsala and Javad K. Hassan.

      The following report of the Board of Directors in the next section and the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of
Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

EXECUTIVE COMPENSATION

      The Company has not, as yet, adopted a formal executive compensation program, although it intends to adopt such program. It is expected that such plan will reflect the following executive compensation philosophy and contain the compensation components as described below. Such program may contain all or some of the components and will be subject to change by the Board of Directors.

COMPENSATION PHILOSOPHY

      The Company's mission is to be a significant provider of optical fiber and optical fiber preforms in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

      The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price. To align shareholder interests and executive rewards, significant portions of each executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

      The program will be designed and administered to:

   o provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Board of Directors, should increase long-term shareholder value;

   o link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

   o reward individual and team achievements that contribute to the attainment of the Company's business goals; and

   o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and non-cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

      In seeking to link executive pay to corporate performance, the Board believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such fundamental quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Board may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new products, new patents and other innovations.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

      The Company's executive compensation program will consist of (i) an annual salary, (ii) an annual bonus, (iii) issuance of restricted stock, and (iv) a long-term incentive represented by stock options. As explained below, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

      Salary and Bonus. In December of each year, the Board will set the annual salary for the following year of each executive officer not subject to an employment contract, and establish a potential bonus opportunity that executives (even those subject to employment contracts) may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The Board intends to set these targets in the first half of each year after a detailed review by the Board of the Company's annual operating budget.

      Stock Options and Restricted Stock. The longer-term component of the Company's executive compensation program will consist of qualified and/or non-qualified stock option and restricted stock grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than eighty-five percent (85%) of the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in many cases five years after grant. In addition, in appropriate circumstances, the Company will award restricted stock to executives. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will have the incentive to increase shareholder value.

BASIS OF 2001 COMPENSATION

      As indicated in the Company's executive compensation philosophy, a major factor in the Board's compensation decisions is the competitive marketplace for senior executives. In setting competitive compensation levels, the Company will compare itself to a self-selected group of companies of comparable size (a peer group), market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives.

PERFORMANCE GRAPH

   Set forth below is a graph comparing the yearly change in the Company's cumulative total shareholder return on its Common Stock from January 14, 1997 (the effective date of the Company's initial registration under Section 12 of the Exchange Act) to December 31, 2001 (as measured by dividing (i) the sum of
(A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the period over the price at the beginning of the measurement period, by
(ii) the share price at the beginning of the measurement period), with the cumulative total shareholder return(1) so calculated of the Russell 2000 Index, and a group of peer issuers in a line of business similar to the Company during the same period (the "Peer Group(2)").

                                [GRAPHIC OMITTED]


                           TOTAL SHAREHOLDER RETURNS

                  FiberCore, Inc., Russell 2000 and Peer Group


COMPANY NAME / INDEX      JAN-14-97   DEC-97  DEC-98   DEC-99  DEC-00   DEC-01
-------------------------------------------------------------------------------
FIBERCORE INC                100        7.06    2.09    36.96   63.04    41.74
RUSSELL 2000                 100      120.66  117.59   142.58  138.28   141.74
NEW PEER GROUP               100      144.79  367.34   539.65  172.11    53.87


(1) Cumulative total return assumes $100.00 invested at the close of trading on January 14, 1997, in FiberCore, Inc., Russell 2000 Index and the Peer Group and assumes reinvestment of dividends.

(2) The Peer Group consists of the following companies; Corning, Inc., Lucent Technologies, Inc. and Optical Cable Corp each of which does substantial business in the fiber optic sector.

LITIGATION

   The Company is currently in litigation with Techman International Corp. ("Techman") and M. Mahmud Awan ("Awan") who controls Techman, relating to certain investments, contracts and other claims. Both parties are seeking approximately $500,000 in cash. In addition, the Company is suing Techman and Awan for the return of shares that have been canceled by the Company because of the failure of Techman and Awan to satisfy certain conditions related to their issuance. The litigation is in the discovery and motion phase. The Company believes that its claims against Techman and Awan are good and that it will ultimately prevail on its claims, but given the uncertainties inherent in litigation, the outcome cannot be predicted with any reasonable certainty at this time.

      Xtal is party to a 3-year take-or-pay contract expiring in June 2003, with Shin Etsu for the delivery of single-mode preforms to Xtal. In 2001, Xtal purchased approximately $10,900,000 of product under the contact. The contract calls for monthly purchases of preform with 50% of the volume at a fixed price and 50% to be set quarterly based on market prices. There are provisions in the contract that provide for exceptions for both parties regarding the requirements to ship or purchase preforms. In the fourth quarter of 2001, Xtal elected not to take most of the contracted volume under one of these provisions. Shin Etsu is contesting Xtal's interpretation of the contract and has submitted a claim to arbitration relative to this volume and additional volumes under a non-related agreement which is not a take-or-pay agreement. The total amount in dispute is approximately $4,400,000, with approximately $1,750,000 related to the take-or-pay contract. Xtal and the Company have submitted their position to the arbitration panel. However, if Xtal were to ultimately lose, Xtal could be required to purchase the preforms in question as well as pay the costs of arbitration. In that case, the legal costs of arbitration would negatively impact the Company's operating results, but the costs of the material would become part of inventory/cost of sales. This could potentially have a negative operating impact as well, depending on the price of the preforms determined in the arbitration ruling versus the market price of the preforms at the time of the ruling. The parties have had settlement discussions during this period but have not reached an agreement at this time. Xtal has continued to purchase preforms from Shin Etsu under the contract since the fourth quarter of 2001.

      In addition to the above, the Company is subject to various claims that arise in the ordinary course of business. The Company believes such claims, individually or in the aggregate, will not have a material adverse affect on the business of the Company.

OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING AND OTHER MATTERS

      Any shareholder proposals intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Secretary, FiberCore, Inc., no later than February 15, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Moreover, with regard to any proposal by a stockholder not seeking to have such proposal included in the proxy statement but seeking to have such proposal considered at the 2003 Annual Meeting, if such stockholder fails to notify the Company of such proposal in the manner set forth above no later than April 30, 2003, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2003 Annual Meeting notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2003 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with (i) the rules and regulations of the Securities and Exchange Commission, (ii) the provisions of the Company's Certificate of Incorporation and Bylaws, and (iii) Nevada law.

      The management of the Company is not aware of any matters other than those set forth in this Proxy Statement, which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management's proxies shall vote and act with respect thereto according to their best judgment.

ANNUAL REPORT

      The Company's 2001 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, Independent Certified Public Accountants.


                                          By Order of the Board of Directors

                                          /s/ Charles De Luca

                                          Charles De Luca
                                          Secretary

   IT  IS   IMPORTANT   THAT   PROXIES  BE   RETURNED   PROMPTLY.   THEREFORE,
SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                      PROXY

                                 FIBERCORE, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Mohd A. Aslami and Charles De Luca (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in FiberCore, Inc. (the "Company"), a Nevada corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts 01501, on Friday, August 16, 2002, at 10:00 a.m., Eastern Daylight Time or at any adjournments thereof as follows:

1.    ELECTION OF DIRECTORS - Zaid Siddig, Steven Phillips

2. The ratification of selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 2002.

3. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Place "X" Only In One Box

1.    Election of Nominees

      For All     Withhold All      For All Except As Listed Below Exceptions:
        [ ]           [ ]           ____________________________________________

2.    Appointment of Accountants

      For     Against     Abstain
      [ ]       [ ]         [ ]

The shares of Common Stock represented by this Proxy, when properly executed, will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in item 1 and FOR the proposal in item 2.

The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please date, sign exactly as name appears on this Proxy, and return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his/her title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.

Date ___________________________________________________________________________

Signature ______________________________________________________________________

Signature if held jointly ______________________________________________________